CONSULTING AGREEMENT

THIS AGREEMENT dated this 20th Day of April, 2001.

BETWEEN:

HYATON ORGANICS INC., a company with its head office at
414 Viewcrest Road, Kelowna, British Columbia, V1W 4J8.

(hereinafter referred to as the "Company")

AND:

A. SCHWAB & ASSOCIATES INC., a British Columbia company
with its head office at 414 Viewcrest Road, Kelowna, B.C., V1W 4J8

(hereinafter referred to as the "Consultant")

WHEREAS the Company is a company whose shares are registered in the United States of America under the Securities Exchange Act of 1934 and which trade on the Over-the-Counter Bulletin Board, and the Company wishes to engage the Consultant to provide the services as set out in this Agreement and whereas the Consultant is prepared to provide such services to the Company on the terms and conditions provided for in this Agreement.

NOW THEREFORE, the above-mentioned parties hereby agree as follows:

1. Engagement

The Consultant will provide administrative, marketing and management services to the Company. The Consultants tasks will include, among other activities, the following:

1. Advise the Company's Board of Directors on the daily activities of the Company and specifically with respect to a proposed change of business and the completion of new acquisitions;

2. Review and assist in the development of a long-term business plan;

3. Assist to design and manage a short-term strategic operating plan;

4. Provide advice regarding the recruitment of development and marketing personnel;

5. Assist in negotiations with potential investors, joint venture partners and financial advisors;

6. Assist in identifying strategic industry partners and respected individuals that can complement the non-executive advisory board; and

7. Provide the Company with office space on a turnkey basis as required by the Company on a month-to-month basis.

2. Term

This Agreement will be binding on both parties from the date executed above, for a period of 12 months, unless extended by mutual agreement of the Company and the Consultant beyond such date.

3. Remuneration

In consideration of the Consultant rendering services hereunder, the Company agrees to pay the Consultant a fee of US$4000.00 per month plus agrees to set certain incentive stock options, subject to the approval of the Boards of Directors of the Company and any other regulatory body having jurisdiction.

In addition to the fees as described above, the Company agrees to advance or reimburse the Consultant for written pre-authorized expenses that the Employee may incur from time to time at the direction of the Company.

4. Information

The Company will make available or cause to make available to the Consultant access to all such information and data that the Consultant may reasonably require in order to perform its engagement hereunder.

The Company represents and warrants to the Consultant that the information with respect to the Company provided to the Consultant will not contain any untrue statement of a material fact about the Company. The Consultant shall be under no obligation to verify independently any of the information so provided by the Company.

5. Notice of Material Change

The Company agrees to advise the Consultant promptly of any material change in the business, affairs, financial condition or prospects that may occur prior to the completion of the term.

6. Regulatory Communication or Requests

The Company agrees to inform the Consultant promptly of any communication or request from any regulatory authority relating to the terms of this Agreement.

7. Confidentiality

The Consultant shall maintain information concerning the Company, provided to the Consultant hereunder, on a confidential basis. The Consultant shall not, during the term of this Agreement, nor at any time thereafter: divulge or communicate to any person, company, business entity or other organization; use for its own purposes or for any purposes other than those of the Company any trade secrets or "Confidential Information" relating to the Company and its clients. These restrictions shall cease to apply to any information that is or becomes generally available to the public other than as a result of any act or default on the part of the Consultant.

8. Benefit of Agreement

The agreement resulting from acceptance by execution of this Agreement is solely for the benefit of the Company and the Consultant and shall be binding upon and enure to the benefit of the legal, representatives, heirs, successors and assigns of such persons and no other person shall acquire or have any right under or by virtue hereof.

9. Ownership

Any notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computers and other disks and tape, data listing, codes, designs and drawings and other documents and material whatsoever relating to the business of the Company which may have been produced or created by the Consultant at the expense of the Company, shall be and remain the property of the Company and shall be surrendered by the Consultant on demand.

10. Amendments

No amendment, change, modification or addition to this Agreement will be valid unless made in writing and executed by both parties.

11. Termination

By notice in writing to the Company, the Consultant may terminate its obligations under this Agreement if an adverse material change in the affairs of the Company occurs or is announced by the Company; there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Consultant, seriously affects or will affect the business of the Company or the ability of the Consultant to perform its obligations hereunder; an investigation (whether formal or informal) in relation to the Company, or its respective directors or officers, is commenced or threatened by an officer or other official of any competent authority; the Company is in breach of the terms of this Agreement; or the Consultant determines that any of the representations and warranties made by the Company in this Agreement is false or becomes false.

By notice in writing to the Consultant, the Company may terminate its obligations under the Agreement, by giving 30 days notice, if an investigation (whether formal or informal) in relation to the Consultant, or its respective directors or officers, is commenced or threatened by an officer or other official of any competent authority; the Consultant is in breach of any term of this Agreement; or the Company determines that any of the representations and warranties made by the Consultant in this Agreement is false or becomes false.

12. Notice

Any notice under this Agreement will be given in writing and must be delivered, sent by telecopy, sent by email, or by registered mail and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing. If notice is sent by e-mail, telecopy or delivered, it will deemed to have been given at the time the transmission or delivery is received. If notice is mailed, it will deemed to have been received 48 hours following the date of mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by Telecopy or will be delivered by hand.

13. Governing Law

This Agreement is governed by the laws of British Columbia and except as otherwise provided in the Agreement, the parties agree to the exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes arising out of or in connection with this Agreement.

14. Assignment

Neither party may assign this Agreement nor any benefit or interest granted by it to this Agreement without the written consent of the other.

15. Previous Agreements

This Agreement supersedes, terminates and cancels any and all previous agreements, representations and warranties, written or oral, between the parties relating to the services to be provided by the Employee to this Agreement.

IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

HYATON ORGANICS INC.

Per: /s/ signed
Authorized Signatory

A. SCHWAB & ASSOCIATES INC.

Per: /s/ signed
Authorized Signatory